Exhibit 99.1

NEWS

Contact:

John Quirk, Sara Ephraim

The Ruth Group

(646) 536-7029 / 7002

Raptor Pharmaceuticals Corp. Announces Fiscal 2007 Second Quarter Results,

Updates Programs and Appoints Investor Relations Firm

Novato, California, April 16, 2007 – Raptor Pharmaceuticals Corp. (the “Company”) (OTC Bulletin Board: RPTP.OB), today announced its quarterly financial results. The Company posted a net loss for the three and six months ended February 28, 2007, of $721,000 and $1,524,000, respectively, and a net loss per share of $0.02 and $0.05, respectively. As of February 28, 2007, cash and cash equivalents were $4,035,000 which included $1,620,000 in proceeds received in January 2007 from the exercises of common stock warrants. The Company issued 2,700,000 shares of common stock for the warrants which resulted in a total of 32,333,333 shares of common stock outstanding as of February 28, 2007.

The Company anticipates expenses to increase over the next 12 months due to the progress of its research programs and operations, as discussed below.

HepTideTM for Hepatocellular Carcinoma (“HCC”)

The Company plans to use the proceeds from the recent exercises of common stock warrants to accelerate its preclinical programs. “We are excited about our preclinical work in a well accepted liver cancer research model, which is currently in progress,” said Dr. Christopher M. Starr, the Company’s Chief Executive Officer. He further noted, “If we can demonstrate liver targeting of our Receptor-Associated Protein (RAP) peptide, (which we refer to as HepTideTM), in this research model, we believe that we will be able to move a targeted therapeutic molecule into the clinic quickly.”

The Company’s HepTide™ concept for the treatment of HCC utilizes engineered RAP-based peptides conjugated to chemotherapeutic or radio therapeutic drugs to target their delivery to affected hepatocytes.

HCC, often referred to as primary liver cancer, is caused by the malignant transformation of hepatocytes, which line the vascular sinusoids of the liver.

“We already know that RAP binds efficiently to receptors on hepatocytes,” said Dr. Todd Zankel, the Company’s Chief Scientific Officer. “Previous preclinical studies have shown that over 70% of intravenously-administered RAP accumulates in the liver within a short period of time. These same studies revealed that negligible amounts of RAP accumulate in heart, muscle, kidney or spleen, which are particularly sensitive to cytotoxic therapeutics. We now need to confirm these results using our engineered RAP peptides,” noted Dr. Zankel.

Radio-labeled RAP peptides will be tested in the second calendar quarter of 2007 in a preclinical research model of HCC at the National Research Council in Winnipeg, and tissue distribution of RAP will be evaluated by whole-body imaging at Charles River Laboratories. “If everything goes as planned, we would expect to have results from the proof-of-concept study by this summer,” said Sam Teichman, M.D., the

Company’s Medical and Scientific Advisor. ”If we demonstrate acceptable levels of liver targeting in this model, we will then work with our clinical and regulatory advisors to determine the most appropriate therapeutic molecule to attach to the RAP peptide for the treatment of HCC. We can then proceed with the completion of our preclinical program with the goal of being in the clinic in the first half of calendar 2008,” noted Dr. Teichman.

In the United States, there are about 20,000 patients diagnosed each year with HCC, and over 18,000 deaths occur annually from the disease. Rates of HCC in the U.S. have increased three-fold during the last decade, and the incidence is expected to continue to increase. In addition, over one million such patients are diagnosed each year worldwide. Due to the nearly 90% mortality of this disease, HCC ranks eighth as a cause of cancer-related death in the U.S., and HCC is the fifth most common solid tumor and the third most frequent cause of cancer-related death worldwide.

NeuroTransTM for Neurodegenerative Diseases

The Company continues to work with Dr. William Mobley’s neuroscience laboratory at Stanford University, which has expertise in the study of neurotrophic factors, particularly Nerve Growth Factor (NGF). The laboratory at Stanford is testing engineered RAP peptides, which we call NeuroTransTM, in cell culture and preclinical models for their ability to enhance the transport of molecules from blood to the brain.

AmpTideTM for Lung Cancer (Mesothelioma)

The Company has engineered a RAP peptide, which we call AmpTideTM, to selectively bind a critical part of matriptase, a protein that is over-produced on lung cancer (mesothelioma) cells. Matriptase has been shown to enable tumor cells to aggressively invade surrounding tissues and thereby support tumor growth. In the fourth calendar quarter of 2007, the Company plans to test whether AmpTideTM interferes with the tumor-promoting activity of matriptase. Such interference may be useful in the treatment of a variety of cancers, including mesothelioma, which are known to over-produce matriptase.

WntTide for Osteoporosis

In November 2006, the Company licensed Mesd from Washington University, St. Louis, for the treatment of osteoporosis and cancer. In the second half of calendar 2007, the Company will be testing the ability of Mesd and engineered Mesd-based peptides, which we call WntTide, acting through LRP5, a known determinant of bone density, to combat osteoporosis and increase bone density in a preclinical study.

Appointment of The Ruth Group as Investor Relations Firm

Effective April 1, 2007, the Company appointed the New York-based investor relations firm, The Ruth Group, headed by Carol Ruth, a 39-year veteran in the investor relations field. “We are excited to be working with a highly-regarded firm such as The Ruth Group, to help expand our investor and public outreach and be an advisor on our strategic planning team,” said Kim Tsuchimoto, the Company’s Chief Financial Officer.

Other Updates

The Company continues to make progress with building its intellectual property portfolio. Raptor currently has five patent applications in review in the U.S., and countries in Europe and Asia, as well as two provisional patent applications licensed from Washington University. In addition, the Company has recently submitted two new provisional patent applications in the U.S. One covers a new family of RAP peptides that have potential applications as therapeutics and as drug targeting agents and the second application further supports and expands the Company’s coverage in specific disease indications. Also, to accommodate near-term personnel and laboratory expansion, the Company has leased an additional 2,500 s.f. contiguous to its present location at 9 Commercial Blvd. in Novato, California.

About Raptor

Raptor Pharmaceuticals Corp.’s sole business is its 100% ownership of Raptor Pharmaceutical Inc., an early stage biotechnology research and development company which bioengineers novel drugs and drug-targeting platforms derived from the human receptor-associated protein (RAP) and related proteins.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the Company’s future success in increasing personnel, lab space and investor outreach, the Company’s ability to conduct future preclinical studies successfully in order to perform future clinical trials, the timing of any programs, studies or trials, the ability of RAP to conjugate to chemotherapeutic or radio therapeutic drugs or to target HCC, the ability of RAP peptides to enhance the transport of molecules from blood to the brain, the ability of AmpTide to interfere with matriptase’s tumor-promoting activity or to be useful in the treatment of cancer, the ability of Mesd or Mesd-based peptides to combat osteoporosis and increase bone density, and the ability of the Company to protect its intellectual property through patents. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause the Company’s actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent the Company’s forward looking statements from fruition include that the Company may be unsuccessful in developing any products; that its technology may not be validated as the Company progresses further and its methods may not be accepted by the scientific community; that the Company is unable to retain or attract key employees whose knowledge is essential to the development of its products; that unforeseen scientific difficulties develop with the Company’s process; that the Company’s patents are not sufficient to protect essential aspects of its technology; that competitors may invent better technology; that the Company’s products may not work as well as hoped or worse, that the Company’s products may harm recipients; and that the Company may not be able to raise sufficient funds for development or working capital when required. As well, the Company’s products may never develop into useful products and even if they do, they may not be approved for sale to the public. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in the Company’s filings from time to time with the Securities and Exchange Commission (SEC), which we strongly urge you to read and consider, including the Company’s Registration Statement on Form SB-2, as amended, that was declared effective on July 10, 2006, the Company’s annual report on Form 10-KSB and Form 10-KSB/A filed with the SEC on November 22, 2006, and January 18, 2007, respectively, and the Company’s quarterly report Form 10-QSB filed with the SEC on April 16, 2007, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to the Company or to persons acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements set forth in its reports filed with the SEC. The Company expressly disclaims any intent or obligation to update any forward-looking statements.

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